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                                                                   EXHIBIT 10.23

                                 July 26, 1996


Multimedia Games, Inc.
7335 South Lewis, Suite 204
Tulsa, Oklahoma 74136

     Re:  Amendment to Credit Agreement

Gentlemen:

     Reference is made to the Credit Agreement dated March 15, 1995, amended by the Amendment One To Revolving Credit And Term Loan Agreement dated August 24, 1995, and by the Amendment Two To Revolving Credit And Term Loan Agreement dated June 25, 1996, between Multimedia Games, Inc., a Texas corporation ("Borrower") and Bank of Oklahoma, National Association ("BOk") (as amended, the "Credit Agreement"), pursuant to which BOk made certain loans evidenced by a (i) $836,850 Promissory Note dated June 25, 1996 ("$836,850 Term Note"), and (ii) $100,000 Promissory Note dated June 25, 1996 ("$100,000 Revolving Note").

     You have requested BOk to make the following limited waivers and amendments to the Credit Agreement, and BOk has agreed to accommodate your request, subject to the terms and conditions described below. For valuable consideration received, the parties agree to the following:

     1.   Amendments to the Credit Agreement.  The Credit Agreement is amended
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as follows:

          1.1  Section 1.15 is hereby deleted and replaced with the following:

               "1.15 "Debt Service Coverage Ratio" shall mean the
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               ratio of (i) net income plus depreciation, amortization
               and interest expense for any four (4) of Borrower's consecutive fiscal quarters, to (ii) Borrower's Debt Service Requirement for the same four (4) consecutive fiscal quarters."

          1.2 Section 7.4 (Leases) shall now read to additionally include the following exception from requiring BOk's prior written approval: "(3) leases for electronic gaming equipment which do not in the aggregate require Borrower to
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Multimedia Games, Inc.
July 26, 1996
Page 2


     make payments (including taxes, insurance, maintenance, and similar expenses which the Borrower is required to pay under the terms of any lease) in excess of $1,000,000."

          1.3 Section 7.5 (Sale and Leaseback) is deleted and replaced with the following:

          "7.5 Sale and Leaseback. Sell, transfer, or otherwise
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          dispose of any real or personal property (tangible or
          intangible) to any Person and thereafter directly or indirectly lease back the same or similar property; provided, however, that Borrower may sell electronic gaming machines and lease the machines back, so long as the leases comply with section 7.4 limitations."

          1.4 Section 8.1 (Minimum Net Worth) is deleted and replaced with the following:

          "8.1 Minimum Consolidated Tangible Net Worth. Maintain until
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          March 31, 1997, at all times a consolidated tangible net
          worth, excluding goodwill, of not less than TWO MILLION ONE HUNDRED THOUSAND AND NO/100THS DOLLARS ($2,100,000), and commencing April 1, 1997, Borrower must maintain at all times a consolidated tangible net worth, excluding goodwill, of not less than TWO MILLION SIX HUNDRED THOUSAND AND NO/100THS DOLLARS ($2,600,000).

          1.5 Section 9 (Events of Default) shall now include the following additional section:

          "(12) Borrower shall fail to pay any indebtedness or fail to perform or observe any term, covenant, or condition required to be performed under any agreement or instrument relating to the Bridge Financing."

     2.   BOk Consent.  BOk hereby agrees and consents to the following:
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Multimedia Games, Inc.
July 26, 1996
Page 3

          2.1  Section 6.8.4. (Certificate of No Default).  BOk hereby consents
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     and agrees to waive the Event of Default due to Borrower's failure to provide the quarterly certificate prior to March 31, 1996, as required by
     Section 6.8.4. This waiver does not prevent BOk from asserting an Event of Default under this section if Borrower fails to provide the quarterly certificate at any time subsequent to March 31, 1996, as required under the Loan Agreement. Furthermore, this waiver is strictly limited to no Event of Default being asserted as to the certificates themselves and does not contemplate or imply BOk's waiver of any possible Initial or Matured Defaults which Borrower should have reported under such waived quarterly certificates.

          2.2  Section 7.2 (Debt).  BOk hereby consents and agrees to Borrower
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     obtaining bridge financing, not to exceed $800,000 for the primary purpose of purchasing and installing electronic gaming equipment and related expenses ("Bridge Financing"), conditioned upon providing BOk with all Bridge Financing documents for BOk review and approval prior to Borrower execution, including prior BOk approval of any proposed subsequent amendments. It is BOk's understanding that all Bridge Financing is unsecured debt.

          2.3  Section 7.4 (Leases).  BOk hereby consents and agrees to waive as
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     an Event of Default the leasing arrangements Borrower has already established for electronic gaming equipment, so long as the aggregate leases do not exceed $1,000,000.

          2.4  Section 7.8 (Guaranties, etc.).  BOk hereby consents and agrees
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     to waive an Event of Default for Borrower's guaranty of a certain $100,000 note payable by AGN Venturers L.L.C., a subsidiary of Borrower, to Graff Pay-Per-View, Inc. Borrower shall provide BOk with a copy of all related loan documents within fifteen (15) days of Borrower executing the guaranty.

All waivers in sections 2.1, 2.2, 2.3, and 2.4 are strictly limited to the terms expressed herein and such waivers shall not be expanded by implication to include a waiver of any other Initial or Matured Defaults which may presently exist or subsequently arise, and such waivers shall not prohibit BOk from declaring an Event of Default under the referenced sections unrelated to these specifically identified situations.
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Multimedia Games, Inc.
July 26, 1996
Page 4


     3.   Representations and Warranties.  Borrower, to its best knowledge and
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belief, subject to the matters expressly waived herein, represents and warrants to BOk that all representations and warranties under the Credit Agreement and related loan documents remain true and correct as of the date hereof, and that Borrower is in full and complete compliance therewith to the extent provided by this Amendment.

     4.   Ratification by Borrower.  Except as expressly modified hereby,
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Borrower ratifies and confirms that the Credit Agreement and all other instruments, documents, and agreements executed in connection herewith remain in full force and effect.

     5.   Costs.  Borrower agrees to pay all costs, expenses and fees incurred
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by BOk in connection therewith, including but not limited to all cost, expenses and fees of Riggs, Abney, Neal, Turpen, Orbison & Lewis.

     Should the foregoing properly reflect your agreement, please sign below as indicated.

                               Very truly yours,

                               BANK OF OKLAHOMA, NATIONAL
                               ASSOCIATION


                               By _______________________________________
                                  Edward E. Conn, Jr., Vice President

                               "Borrower"

                               MULTIMEDIA GAMES, INC.


                               By _______________________________________
                                  Mike Howard, Chief Financial Officer